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                                                                    EXHIBIT 99.1

[LOGO OF IDC]      idc.com       5 Speen Street              Voice: 508.872.8200
                                 Framingham, MA 01701        Fax: 508.935.4015
                                 USA

September 13, 2000


IDC
5 Speen Street
Framingham, MA 01701
(508)-872-8200


References to IDC to be used:

IDC estimates that in 1999 over 99% of US households owned at least one television while only 52% of households owned a PC.

Source: IDC, "Its All Alphabet Soup to Me": The Consumer Devices Survey Report, 2000.

IDC estimates that there were 420,000 homes, worldwide, with DSL Internet connections in 1999 and projected this number would grow to 20 million in 2003, representing a compound annual growth rate of approximately 163%.

Source: IDC, Worldwide DSL Equipment Forecast and Market Review, 1998-2003,
1999.

The Undersigned hereby consents to the references included by Merrill Lynch.

/s/ Alexa McCloughan
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Signed

Alexa McCloughan
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Name

Senior Vice President  9/13/00
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Title/Date